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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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                ------------------------------------------------
                          THE NEW IBERIA BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                ------------------------------------------------
                          THE NEW IBERIA BANCORP, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)
                ------------------------------------------------

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MARCH 28, 1995



FOR IMMEDIATE RELEASE
THE NEW IBERIA BANK
FOR INFORMATION CONTACT:
ANNE DUGAS
318-365-6761

A shareholder dividend was declared by The Board of Directors of The New Iberia Bank at its meeting on Monday, March 6, 1995. The dividend, $3.00 per share for the 1st quarter of 1995, is equal to the total dividend paid on the first 6 months of 1994. This dividend was announced on behalf of the Board by its Chairman Mr. Jimmy Schwing and its President and CEO Mr. Ernest Freyou.

"Last year the Board adopted a new policy of considering the payment of dividends on a quarterly basis instead of the semiannual payments declared in the past. The New Iberia Bank is proud to be a community bank dedicated to the growth and development of the area and its residents." Said Schwing and Freyou. "This dedication has provided the Bank with its own prosperity that it is pleased to turn over to the shareholders. Without their support, we would not be able to the serve the community."

The declared dividend payment will be paid on April 1, 1995 to shareholders of record on March 23, 1995.